Exhibit 99.6
UNAUDITED CARVE-OUT FINANCIAL STATEMENTS
Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
December 31, 2007 and June 30, 2008 and the Six Month periods ended June 30, 2008 and 2007

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Unaudited Carve-Out Financial Statements
At December 31, 2007 and June 30, 2008 and the Six Month periods ended June 30, 2008 and 2007

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Unaudited
Balance Sheets

(Thousands of dollars)	June 30, 2008	December 31, 2007

ASSETS

Cash and cash equivalents	$3,195,042	$3,192,639
Commercial real estate loan participation interest, net	2,040,292	3,172,177
Accrued interest receivable	6,811	17,631
Premises and equipment, net	3,662	4,410
Other assets	7,599	7,144

TOTAL ASSETS	$5,253,406	$6,394,001

LIABILITIES
Deposits:
Savings accounts	$239,854	$262,919
Money market deposit accounts	305,432	231,579
Certificates of deposit	4,541,030	3,905,850

	5,086,316	4,400,348
Other liabilities	9,028	9,697

Total Liabilities	5,095,344	4,410,045

Commitments and contingencies (Note 9)	—	—

OWNER’S INVESTMENT	158,062	1,983,956

TOTAL LIABILITIES AND OWNER’S INVESTMENT	$5,253,406	$6,394,001

See accompanying notes to financial statements.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Unaudited
Statements of Operations

	Six Months Ended June 30,
(Thousands of dollars)	2008	2007

INTEREST INCOME:
Commercial real estate loan participation interest	$63,368	$—
Other	43,645	83,146

	107,013	83,146

INTEREST EXPENSE:
Deposits	100,619	98,010

Net interest income (expense)	6,394	(14,864)

NON-INTEREST INCOME:
Other	10,542	—

NON-INTEREST EXPENSE:
Compensation and related	9,938	11,458
Occupancy	2,670	3,066
Other	17,385	22,159

	29,993	36,683

LOSS BEFORE INCOME TAXES	(13,057)	(51,547)
Income tax benefit	5,307	20,458

Net loss	$(7,750)	$(31,089)

See accompanying notes to financial statements.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Unaudited
Statement of Owner’s Investment/(Deficit)

(Thousands of dollars)

Balance at December 31, 2007	$1,983,956
Other distributions to owner	(1,818,144)
Net loss	(7,750)

Balance at June 30, 2008	$158,062

See accompanying notes to financial statements.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Unaudited
Statements of Cash Flows

	Six Months Ended June 30,
(Thousands of dollars)	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,750)	$(31,089)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	881	1,213
Loss on disposal of premises and equipment	13	60
Change in accrued interest	10,820	—
Change in other assets	(455)	(2,133)
Change in other liabilities	(669)	10,384

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,840	(21,565)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments received from commercial real estate loan participation interest	1,131,885	—
Purchases of premises and equipment	(146)	(689)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,131,739	(689)

CASH FLOWS FROM FINANCING ACTIVITIES
Deposits accepted, net of repayments	685,968	465,111
Other distributions to owner	(1,818,144)	(445,357)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,132,176)	19,754

Increase (decrease) in cash and cash equivalents	2,403	(2,500)
Cash and cash equivalents at beginning of period	3,192,639	3,201,697

Cash and cash equivalents at end of period	$3,195,042	$3,199,197

See accompanying notes to financial statements.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
June 30, 2008
Unaudited
Notes to Financial Statements
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
Overview
The accompanying financial statements are the combined accounts of Fremont Retail Deposit Division and Significant Assets (the “Retail Bank”) – a carve-out business of Fremont Investment & Loan (“FIL”), on a carved-out basis as if it had been an independent entity for the periods presented. FIL is an indirect, wholly-owned subsidiary of Fremont General Corporation (“FGC” or the “Holding Company”) through its intermediate parent, Fremont General Credit Corporation (“FGCC”).
On April 13, 2008 FGC, FGCC and FIL entered into a Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”) with CapitalSource TRS Inc., a wholly owned subsidiary of CapitalSource Inc., (“CapitalSource”) pursuant to which FIL sold the Retail Bank to CapitalSource TRS Inc. on July 25, 2008. The Retail Bank offers certificates of deposit and savings and money market deposit accounts through its 22 branches in California. The Retail Bank’s deposit accounts are insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).
Under the Purchase and Assumption Agreement, CapitalSource purchased and assumed certain assets and liabilities from FIL. Assets purchased included the Commercial Real Estate Loan Participation Interest (the “Participation Interest”), certain real property and other assets related to the Retail Bank as defined in the Purchase and Assumption Agreement. Liabilities assumed included the deposit liabilities, certain obligations related to hired employees and other liabilities as defined in the Purchase and Assumption Agreement. As of the date of the transaction, the assumed liabilities were greater than the purchased assets. Accordingly, FIL transferred a significant amount of cash related to the deposit liabilities net of the purchased assets to effect the transaction. Because this cash was required to settle the transaction, the financial statements assume that the Retail Bank effectively maintained this level of cash throughout the reporting period.
The balance sheets as of June 30, 2008 and December 31, 2007 and the related statements of operations, owner’s investment, and cash flows for the six months ended June 30, 2008 and 2007 reflect carve-out presentations of the Retail Bank from the financial statements of FIL, presented on a stand-alone basis and the results may not necessarily reflect results of operations, financial positions and cash flows had the Retail Bank existed on a stand-alone basis. The presentation of the carved-out Retail Bank requires certain assumptions in order to reflect the business as a stand-alone entity, which management believes is reasonable. Accordingly, advances and other transactions between FIL and the Retail Bank are reflected as owner’s investment in the accompanying financial statements. Other distributions from/(to) owner in the Statement of Owner’s Investment/(Deficit) effectively represent distributions or contributions due from financing activities by FIL. Additionally, because the Retail Bank does not represent a stand-alone, FDIC-insured depository institution, certain bank and bank holding company disclosures (i.e. regulatory ratios) are not presented in these financial statements.
The financial statements include direct expenses as well as allocated expenses. The revenue and expenses of FIL for the six months ended June 30, 2008 and 2007 have been allocated between the Retail Bank and the operations being retained by FIL, based either on specific attribution of those revenues and expenses or using a systematic and reasonable allocation. Additionally, the results of operations include certain allocated corporate expenses; interest income earned from invested cash equivalents at historic short-term rates and interest expense associated with the specific deposit liabilities being assumed by CapitalSource on an account by account basis. The Retail Bank did not have a formal financing agreement with FIL.
Summary of Significant Accounting Policies
Unaudited Interim Financial Statements Basis of Presentation
The interim financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with GAAP are omitted. In the opinion of management, all adjustments and eliminations, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the interim periods, have been included. The current period’s results of operations are not necessarily indicative of the results that ultimately may be achieved for the year.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
June 30, 2008
Unaudited
Fair Value Measurements
The Retail Bank adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”), effective January 1, 2008. Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (the “exit price”) in an orderly transaction between market participants.
SFAS No. 157 establishes a fair value hierarchy which prioritizes the inputs into valuation techniques used to measure fair value. The hierarchy prioritizes observable data from active markets, placing measurements using those inputs in Level 1 of the fair value hierarchy, and gives the lowest priority to unobservable inputs and classifies these as Level 3 measurements. The three levels of the fair value hierarchy under SFAS No. 157 are described below:
     Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date;
     Level 2 — Valuations based on quoted prices for similar assets or in markets that are not active or for which all significant inputs are observable either directly or indirectly; and
     Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
     A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
Fair value is a market-based measure considered from the perspective of a market participant who holds the asset or owes the liability rather than an entity-specific measurement. Therefore, even when market assumptions are not readily available, management’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.
As of June 30, 2008, the Retail Bank did not have any financial assets or liabilities measured at fair value.
Use of Estimates: The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that materially affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates. Certain of the accounts that require significant judgment by management include the allocation of revenues and expenses or the specific attribution of revenues and expenses as discussed above, income taxes, and the determination of whether an allowance for loan losses is required and the related amount, if any.
Cash and Cash Equivalents:  Cash and cash equivalents are assumed to include cash on hand, cash on deposit at other financial institutions and other short term liquid investment instruments, including U.S. government treasury bills, agency discount notes and money market funds. Cash and cash equivalents are stated at cost, which approximates fair value. All highly liquid investment instruments with an original maturity of three months or less are classified as cash equivalents for purposes of the statements of cash flows.
Commercial Real Estate Loan Participation Interest: The Participation Interest is reported at the outstanding principal balance. Interest is recognized and accrued as earned, except where reasonable doubt exists as to the collectibility, in which case accrual of interest is discontinued and the Participation Interest is placed on non-accrual status. The Participation Interest bears interest at one-month LIBOR plus 150 basis points.
The Participation Interest is evaluated in accordance with SFAS No. 5, “Accounting for Contingencies” to determine if an allowance for loan losses is required and would represent an amount management considers adequate to absorb incurred losses as it relates to principal repayments on the Participation Interest. The structure of the Participation Interest is such that, at June 30, 2008 and December 31, 2007, the Participation Interest balance is less than the Retail Bank’s security position in the underlying collateral. This results in overcollateralization that serves to minimize the credit loss exposure on the Participation Interest. Therefore, an allowance for loan losses would be established for an amount equal to the excess incurred loss above the overcollateralization amount, in the event the overcollateralization is insufficient to cover probable incurred losses within the Participation Interest. Based on this evaluation, management deems no allowance for loan losses necessary as of June 30, 2008 or December 31, 2007.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
June 30, 2008
Unaudited
Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation and amortization.  Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Information systems are depreciated over their useful lives which range from one to seven years.  Buildings are depreciated over 40 years and improvements to leased property are amortized over the lesser of the term of the lease or life of the improvements.  Furniture and equipment are depreciated over their useful lives which range from one to ten years.
The Retail Bank reviews all premises and equipment for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment exists when the estimated undiscounted cash flows for the property are less than its carrying value. If identified, an impairment loss is recognized through a charge to earnings based on the fair value of the asset less costs to sell.
Deposits: Deposits consist of certificates of deposit, savings accounts and money market deposit accounts. Such balances are credited with interest at rates ranging from 1.00% to 6.05% at June 30, 2008 and December 31, 2007.
Income Taxes: The tax provision was computed as if the Retail Bank was a stand-alone entity. There was no cash paid for taxes. There is no tax sharing agreement between FIL and the Retail Bank. Taxes are paid by FIL and are reflected in the Statement of Owner’s Investment/(Deficit) as other distributions (to)/from owner.
The Retail Bank uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates for the periods in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the change.
Derivative Financial Instruments: The Retail Bank utilized derivative financial instruments in connection with its interest rate risk management activities. In accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), as amended and interpreted, the derivative financial instrument is reported on the balance sheet at its fair value with changes in fair value recognized in current period income. For the six months ended June 30, 2008, the Retail Bank treated its derivative instrument as an economic hedge and did not designate it as an accounting hedge.
Other Comprehensive Income:   All components of comprehensive income classified by their nature are required to be reported in the financial statements in the period in which they are recognized. A total amount for comprehensive income is required to be displayed in the financial statement where the components of other comprehensive income are reported. Other than net income, the Retail Bank did not have any components of other comprehensive income to be reported for the six months ended June 30, 2008 or 2007 and therefore a statement of comprehensive income is not included in these financial statements.
Recent Accounting Standards
In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 prescribes a two-step approach for the recognition and measurement of a tax position taken or expected to be taken in an entity’s tax return. The first step in the evaluation of a tax position is recognition: The Retail Bank must determine whether it is more likely than not that a given tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In this evaluation the Retail Bank must presume that the position will be examined by the appropriate taxing authority that would have full knowledge of all relevant information. The second step is measurement: A tax position meeting the more-likely-than-not recognition threshold is recorded at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The effective date for FIN No. 48 is the beginning of the first fiscal year beginning after December 15, 2008 for non-public companies. Management of the Retail Bank does not expect the adoption of FIN No. 48 to have a material impact on the financial statements.
In September 2006, the FASB issued SFAS No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and provides for expanded disclosures concerning fair value measurements. SFAS No. 157 retains the

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
June 30, 2008
Unaudited
exchange price notion in earlier definitions of fair value; however, focuses on the price that would be received to sell the asset or paid to transfer the liability at the measurement date (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price). SFAS No. 157 also establishes a fair value hierarchy used to classify the source of information used by the entity in fair value measurements. That is, assumptions developed based on market data obtained from independent sources (observable inputs) versus the entity’s own assumptions about market assumptions developed based on the best information available in the circumstances (unobservable inputs). The Retail Bank adopted SFAS No. 157 as of January 1, 2008, and it did not have a significant impact on its financial position or results of operations.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 allows entities the option to measure many financial instruments and certain other items at fair value at specified election dates with changes in fair value reported in earnings. The fair value option may be applied on an instrument by instrument basis (with some exceptions), is irrevocable (unless a new election date occurs) and is applied only to entire instruments and not to portions of instruments. The FASB indicated that the objective of this statement is to improve financial reporting by providing entities the opportunity to mitigate volatility in reported earnings that are caused by measuring related assets and liabilities differently, without having to apply complex hedge accounting provisions. The Retail Bank adopted SFAS No. 159 as of January 1, 2008, but decided not to elect the fair value option for any eligible financial assets and liabilities. Accordingly, the initial application of SFAS No. 159 did not have any impact on its financial position or results of operations.
In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). This pronouncement will significantly change the accounting for business combinations, expand the concept of a business combination (such that a transfer of consideration is not necessarily required to trigger acquisition-method accounting), and amend the GAAP definition of a “business” to include development stage enterprises. SFAS No. 141(R) will also impact accounting for the initial consolidation of a variable interest entity that is a business, and accounting for bargain purchase (as defined) and step acquisitions. When a business combination constitutes a change in control of the acquiree, the purchasing entity will generally be required to recognize all (and only) the assets acquired, liabilities assumed, and noncontrolling interest (formerly known as “minority interests”) at their full fair value as of the acquisition date, even when the controlling interest acquired is less than a 100% interest.
In addition, SFAS 141(R) will change the accounting treatment for certain specific items, including:
•	Transaction costs will be accounted for under other GAAP, such that they will generally be expensed unless the costs are associated with issuing debt and/or equity securities;

•	Contingent consideration arising as a result of contractual arrangements will be included when determining the total consideration paid, and recognized at its acquisition-date estimated fair value. Except for equity-classified consideration, subsequent changes in that value will generally be reflected in results of operations;

•	Acquired contingent liabilities will be recorded at their estimated fair value at the acquisition date, and subsequently measured at the higher of such amount or the amount determined under existing GAAP for non-acquired contingencies;

•	Unless restructuring and exit-activity costs associated with a business combination qualify under SFAS No. 146 on the acquisition date, such costs will no longer be recognized at that time; instead, they will be expensed as incurred subsequent to the acquisition date; and

•	Changes in an acquirer’s deferred tax asset valuation allowance and uncertain income tax positions after the acquisition date will generally be recognized as adjustments of income tax expense.
SFAS No. 141(R) includes substantial new disclosure requirements, and applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning after December 14, 2008. Earlier adoption is prohibited. Such pronouncement must be adopted concurrently with SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51” (“SFAS No. 160”). The Retail Bank does not believe the adoption will have a significant impact on its financial position or results of operations. SFAS No. 141(R) is effective for the Retail Bank’s fiscal year beginning January 1, 2009.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
June 30, 2008
Unaudited
In December 2007, the FASB issued SFAS No. 160, which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also amends certain consolidation procedures for consistency with the requirements of SFAS No. 141(R). The Retail Bank does not believe the adoption will have a significant impact on its financial position or results of operations. SFAS No. 160 is effective for the Retail Bank’s fiscal year beginning January 1, 2009.
NOTE 2 — CASH AND CASH EQUIVALENTS
Cash and cash equivalents are summarized in the following table:

(Thousands of dollars)	June 30, 2008	December 31, 2007

Cash on hand	$289	$281
U.S. government treasury bills, agency discount notes and money market funds	3,194,753	3,192,358

Total cash and cash equivalents	$3,195,042	$3,192,639

NOTE 3 — COMMERCIAL REAL ESTATE LOAN PARTICIPATION INTEREST, NET
On July 2, 2007, the Retail Bank purchased a $4.20 billion Participation Interest from iStar Financial Inc. (“iStar”). The Participation Interest represents a 70% interest in a commercial real estate loan portfolio previously originated by FIL. The Participation Interest bears interest at one-month LIBOR plus 150 basis points. The Retail Bank’s Participation Interest in the loan portfolio is governed by a participation agreement pursuant to which the Retail Bank is entitled to receive 70% of all principal payments on the loans, including with respect to any portion of the unfunded commitments with respect to such loans that are subsequently funded by iStar. iStar has all obligations with respect to the loan portfolio (including the obligation to fund approximately $3.72 billion of existing unfunded commitments) as well as servicing the loan portfolio. The terms of the participation agreement call for iStar to provide the Retail Bank with principal paydowns on a monthly basis plus interest payments on the unpaid principal balance. The following table summarizes the activity in the Participation Interest:

(Thousands of dollars)	Six Months Ended June 30, 2008	Year Ended December 31, 2007

Beginning principal balance	$3,172,177	$—
Participation interest purchased — principal balance	—	4,201,208
Principal payments	(1,131,885)	(1,029,031)

Ending principal balance	$2,040,292	$3,172,177
Allowance for loan losses	—	—

Commercial real estate loan participation interest, net	$2,040,292	$3,172,177

During the six months ended June 30, 2008 the Retail Bank recognized $63.4 million in interest income on the Participation Interest. The Participation Interest did not exist during the six months ended June 30, 2007. Subsequent to June 30, 2008, the Retail Bank received interest payments from iStar of $19.8 million through September of 2008. Additionally, the Retail Bank received principal payments from iStar of $363.3 million through September of 2008.
In connection with the Retail Bank’s interest rate risk management activities, the Retail Bank purchased an interest rate floor in order to economically hedge the Participation Interest from declines in interest rates. The interest rate floor is treated as an economic hedge (not designated as an accounting hedge) and is classified as a free-standing derivative. As of December 31, 2007, the fair value of the interest rate floor was $3.85 million and is included with other assets on the accompanying balance sheet. The notional amount of the interest rate floor was $2.06 billion as of December 31, 2007. Changes in the fair value of the interest rate floor are reported as a component of other income in the statements of operations. The Retail Bank sold the interest rate floor for a gain of $10.4 million during the six months ended June 30, 2008.
Although the Retail Bank does not anticipate nonperformance by iStar of its duties related to the Participation Interest, the Retail Bank does not have counterparty risk related to iStar.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
June 30, 2008
Unaudited
NOTE 4 — PREMISES AND EQUIPMENT, NET
Premises and equipment consists of the following:

(Thousands of dollars)	June 30, 2008	December 31, 2007

Information systems	$4,384	$4,251
Leasehold improvements	5,963	5,963
Furniture and equipment	2,494	2,494
Buildings	593	593
Land	25	25
Accumulated depreciation and amortization	(9,797)	(8,916)

Premises and equipment, net	$3,662	$4,410

Depreciation and amortization expense totaled $0.9 million and $1.2 million for the six months ended June 30, 2008 and 2007, respectively.
NOTE 5 — INCOME TAXES
The major components of income tax benefit are summarized in the following table:

	Six Months Ended June 30,
(Thousands of dollars)	2008	2007

Federal:
Current	$4,404	$16,976
Deferred	—	—

	4,404	16,976
State:
Current	903	3,482
Deferred	—	—

	903	3,482

Total income tax benefit	$5,307	$20,458

A reconciliation of the effective federal tax rate in the statements of operations with the statutory federal income tax rate of 35.0% was summarized in the following table:

	Six Months Ended June 30,
	2008	2007

Federal statutory rate	35.0%	35.0%
Deferred tax valuation reserve	1.1%	0.1%
State income taxes, net of federal benefit	4.6%	4.7%
Meals and entertainment	(0.1)%	(0.1)%

Effective income tax rate	40.6%	39.7%

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
June 30, 2008
Unaudited
The deferred income tax balance includes the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and for income tax purposes. The components of the Retail Bank’s deferred tax assets are summarized in the following table:

(Thousands of dollars)	June 30, 2008	December 31, 2007

Deferred tax assets:
State income and franchise taxes	$—	$357
Other – net	593	413

Total deferred tax assets	593	770

Deferred tax liabilities:
State income and franchise taxes	(351)	—

Net deferred tax asset before valuation allowance	242	770

Valuation allowance	(242)	(770)

Net deferred tax assets after valuation allowance	$—	$—

In assessing the realization of deferred income tax assets, the Retail Bank considers whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets depends on the ability to recover previously paid taxes through loss carrybacks and the generation of future taxable income during the periods in which temporary differences become deductible. As a result of losses anticipated in 2008, which indicate uncertainty as to the availability of future taxable earnings, the “more likely than not” standard has not been met and therefore the portion of the deferred tax asset that requires future taxable income will not be realized. As such, a valuation allowance of approximately $242 thousand and $770 thousand at June 30, 2008 and December 31, 2007, respectively, has been established decreasing the total accumulated deferred tax asset of approximately $242 thousand and $770 thousand to zero as of June 30, 2008 and December 31, 2007, respectively as reported in the table above.
NOTE 6 — OTHER ASSETS AND LIABILITIES
The following table details the composition of the Retail Bank’s other assets and other liabilities:

(Thousands of dollars)	June 30, 2008	December 31, 2007

OTHER ASSETS
Derivative financial instrument — Interest rate floor	$—	$3,848
Prepaid expenses	7,599	3,296

Total other assets	$7,599	$7,144

(Thousands of dollars)	June 30, 2008	December 31, 2007

OTHER LIABILITIES
Accounts payable	$7,371	$6,500
Accrued interest payable	1,426	1,637
Accrued incentive compensation	—	886
Other	231	674

Total other liabilities	$9,028	$9,697

NOTE 7 — DEPOSITS
Deposits are insured by the FDIC (up to legal limits). As of June 30, 2008 and December 31, 2007, the weighted-average interest rates for savings and money market deposit accounts were 2.58% and 3.55%, respectively, and for certificates of deposit they were 3.66% and 4.93%, respectively. The weighted-average interest rates for all deposits at June 30, 2008 and December 31, 2007 were 3.54% and 4.78%, respectively.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
June 30, 2008
Unaudited
Certificates of deposit as of June 30, 2008 are detailed by maturity and rates as follows:

(Thousands of dollars)
Maturing by June 30,	Amount	Weighted Average Rate

2009	$4,485,058	3.64%
2010	32,238	4.44%
2011	6,610	4.74%
2012	15,755	5.17%
2013	1,369	4.53%

	$4,541,030	3.66%

Of the $4.5 billion in total certificates of deposit outstanding at June 30, 2008, $47.7 million were obtained through brokers. As more fully discussed in Note 9, FIL is prohibited from accepting new or renewing existing brokered deposits; to again accept or renew brokered deposits, FIL must obtain FDIC approval.
Interest expense on deposits is summarized as follows:

	Six Months Ended June 30,
(Thousands of dollars)	2008	2007

Savings and money market deposit accounts	$6,959	$11,242
Certificates of deposit	93,660	86,768

Total interest expense	$100,619	$98,010

Interest expense in the table above reflects the net interest expense the Retail Bank incurred on its deposit accounts during the respective periods indicated.
Total interest payments on deposits were $100.8 million and $98.0 million for the six months ended June 30, 2008 and 2007, respectively.
NOTE 8 — EMPLOYEE BENEFIT PLANS
The Retail Bank participates in FGC’s 401(k) Plan and Employee Stock Ownership Plan (“ESOP”) that cover substantially all employees with at least one year of service. The Retail Bank contribution expense for the 401(k) plan amounted to $209 thousand and $417 thousand for the six months ended June 30, 2008 and 2007, respectively. The Retail Bank did not contribute to the ESOP Plan during the six months ended June 30, 2008 and 2007. The contributions, which are generally discretionary, are based on total compensation of the participants. FGC’s ESOP is a non-leveraged plan.
The Retail Bank also participates in FGC’s Restricted Stock Award Plan, which is provided for the benefit of certain key members of management. Restricted stock awards are amortized to compensation expense over the service period of the awards that vary from two to ten years. The Retail Bank’s amortization expense amounted to approximately $326 thousand and $304 thousand for the six months ended June 30, 2008 and 2007, respectively.
The Retail Bank also participates in FGC’s Supplemental Executive Retirement Plan and Excess Benefit Plan; both of which are deferred compensation plans designed to provide certain employees the ability to receive benefits that would be otherwise lost under FGC’s qualified retirement plans due to statutory or other limits on salary deferral and matching contributions.
NOTE 9 — COMMITMENTS AND CONTINGENCIES
Legal Actions:
The Retail Bank is a defendant in a number of legal actions or regulatory proceedings arising in the ordinary course of business or from regulatory examinations conducted by the FDIC and the California Department of Financial Institutions (“DFI”). As more fully

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
June 30, 2008
Unaudited
discussed in Note 10, CapitalSource did not acquire FIL or any of its contingent liabilities. Accordingly, the Retail Bank does not believe the cost, if any, of defending any such legal actions or regulatory proceedings will have a material impact on its business, financial condition or results of operations.
Order to Cease & Desist:
On March 7, 2007, FIL consented to the Order to Cease & Desist (the “Order”) issued by the FDIC without admitting to the allegations contained in the Order. The Order calls for, among other things, certain changes in FIL’s commercial real estate lending businesses. In particular, the Order (i) limits FIL’s ability to extend credit to certain commercial real estate borrowers and (ii) requires the implementation of a written lending and collection policy to provide effective guidance and control over FIL’s commercial real estate lending function, including a planned material reduction in the volume of funded and unfunded non recourse lending and loans for condominium conversion and construction as a percentage of Tier 1 capital. In addition, the Order requires that FIL adopts a Capital Adequacy Plan to maintain adequate Tier 1 capital in relation to the risk profile of FIL. Further, the Order mandates various specific management requirements and enhanced oversight over FIL’s operations. The Order relates specifically to FIL, FGCC and FGC. As more fully discussed in Note 10, CapitalSource did not acquire FIL or any of its contingent liabilities. Accordingly, the Retail Bank does not believe the cost of compliance, if any, with the Order or the impact of the Order will have a material impact on the Retail Bank’s business, financial condition or results of operation.
Supervisory Prompt Corrective Action Directive:
On March 26, 2008, the FDIC, with the concurrence of the DFI, issued a Supervisory Prompt Corrective Action Directive (the “Directive”) to FGC, FGCC and FIL. The Directive requires FGC, FGCC and FIL to take certain actions to recapitalize FIL within 60 days, or by May 26, 2008. The Directive also categorized FIL as being an “undercapitalized” depository institution, as defined under the Federal Deposit Insurance Act and FDIC rules and regulations. The Directive also set forth certain limitations and restrictions on FIL and its business. To this end, FGC, FGCC and FIL entered into the Purchase and Assumption Agreement with CapitalSource (see Note 10 — Subsequent Events).
NOTE 10 – SUBSEQUENT EVENTS
On July 25, 2008, CapitalSource, FIL, FGC and FGCC consummated the Purchase and Assumption Agreement by completing the acquisition and sale of approximately $5.2 billion of retail deposits and 22 retail banking branches from FIL and commenced operations of CapitalSource Bank, a ‘de novo’ bank. CapitalSource also acquired certain systems and other infrastructure necessary for the operation of the retail branch network, $3.3 billion in cash and cash equivalents; the Participation Interest which had an outstanding principal balance of approximately $1.9 billion as of July 25, 2008 and certain other assets. CapitalSource did not acquire FIL, any contingent liabilities or any business operations except FIL’s retail branch network and associated systems and infrastructure. The Purchase and Assumption Agreement provided for a cash purchase price of $58 million plus an amount equal to 2% of assumed deposits at closing. Additionally, the Purchase and Assumption Agreement provided for the Participation Interest to be acquired at a 3% discount to its net book value (as defined in the Agreement).
On July 30, 2008, FIL changed its name to Fremont Reorganizing Corporation.